                                                                   EXHIBIT 99.5

                         INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Car Transporters Corporation:

  We have audited the accompanying balance sheet of Car Transporters Corporation (a wholly-owned subsidiary of Automotive Services, Inc.) as of December 31, 1997, and the related statements of operations, stockholder's deficit, and cash flows for the year then ended. These financial statements are the responsibility of Car Transporters Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Car Transporters Corporation (a wholly-owned subsidiary of Automotive Services, Inc.) as of December 31, 1997, and the results of its operations, and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Portland, Oregon
August 19, 1998

                          CAR TRANSPORTERS CORPORATION
            (A WHOLLY-OWNED SUBSIDIARY OF AUTOMOTIVE SERVICES, INC.)

                                 BALANCE SHEETS

                                                       DECEMBER 31,  JUNE 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
 Cash.................................................  $   73,964  $      --
 Trade accounts receivable, net of allowance for
  doubtful accounts of $5,893 for December 31, 1997
  and June 30, 1998...................................     683,474     892,437
Prepaid insurance.....................................      44,189         --
Other prepaid expenses................................      82,169      66,224
                                                        ----------  ----------
    Total current assets..............................     883,796     958,661
Property and equipment, net...........................   1,805,508   2,492,549
Other assets, net.....................................      10,707     525,207
                                                        ----------  ----------
    Total assets......................................  $2,700,011  $3,976,417
                                                        ==========  ==========
        LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
 Bank overdraft.......................................  $      --   $  195,992
 Current installments of long-term debt...............     411,300   4,917,491
 Current installments of obligations under capital
  leases..............................................     152,136     321,991
 Borrowings under lines of credit.....................     753,743     594,286
 Accounts payable.....................................   1,416,318   1,776,398
 Accrued liabilities..................................     316,567     370,278
 Accrued claims.......................................     169,301     107,890
                                                        ----------  ----------
    Total current liabilities.........................   3,219,365   8,284,326
Long-term liabilities:
 Long-term debt, excluding current installments.......   3,275,118         --
 Obligations under capital leases, excluding current
  installments........................................     175,267         --
                                                        ----------  ----------
    Total liabilities.................................   6,669,750   8,284,326
                                                        ----------  ----------
Stockholder's deficit:
 Common stock, $10 par value. Authorized 1,000 shares;
  issued and outstanding 1,000 shares.................      10,000      10,000
 Retained deficit.....................................  (3,979,739) (4,317,909)
                                                        ----------  ----------
    Total stockholder's deficit.......................  (3,969,739) (4,307,909)
                                                        ----------  ----------
    Total liabilities and stockholder's deficit.......  $2,700,011  $3,976,417
                                                        ==========  ==========

                See accompanying notes to financial statements.

                          CAR TRANSPORTERS CORPORATION
            (A WHOLLY-OWNED SUBSIDIARY OF AUTOMOTIVE SERVICES, INC.)

                            STATEMENTS OF OPERATIONS

                                                             SIX-MONTHS
                                            YEAR ENDED      ENDED JUNE 30
                                           DECEMBER 31, ----------------------
                                               1997        1997        1998
                                           ------------ ----------  ----------
                                                             (UNAUDITED)
Net revenue...............................  $6,676,340  $3,436,357  $4,499,480
Cost of revenue...........................   5,708,638   3,018,772   3,861,840
                                            ----------  ----------  ----------
    Gross profit..........................     967,702     417,585     637,640
Selling, general and administrative
 expenses.................................     829,859     272,833     623,053
                                            ----------  ----------  ----------
    Income from operations................     137,843     144,752      14,587
Other income (expense):
 Interest expense, net....................    (737,894)   (425,884)   (299,331)
 Gain on sale of equipment................      21,571         --          --
 Penalty and late charges on debt, net....    (199,510)        --      (53,426)
                                            ----------  ----------  ----------
    Loss before provision for income
     taxes................................    (777,990)   (281,132)   (338,170)
Provision for income taxes................         --          --          --
                                            ----------  ----------  ----------
    Net loss..............................  $ (777,990) $ (281,132) $ (338,170)
                                            ==========  ==========  ==========


                See accompanying notes to financial statements.

                          CAR TRANSPORTERS CORPORATION
            (A WHOLLY-OWNED SUBSIDIARY OF AUTOMOTIVE SERVICES, INC.)

                      STATEMENTS OF STOCKHOLDER'S DEFICIT

                                                                      TOTAL
                                             COMMON   RETAINED    STOCKHOLDER'S
                                              STOCK    DEFICIT       DEFICIT
                                             ------- -----------  -------------
Balance at December 31, 1996................ $10,000 $(3,201,749)  $(3,191,749)
Net loss....................................     --     (777,990)     (777,990)
                                             ------- -----------   -----------
Balance at December 31, 1997................  10,000  (3,979,739)   (3,969,739)
Net loss--six-months ended June 30, 1998
 (unaudited)................................     --     (338,170)     (338,170)
                                             ------- -----------   -----------
Balance at June 30, 1998 (unaudited)........ $10,000 $(4,317,909)  $(4,307,909)
                                             ======= ===========   ===========





                See accompanying notes to financial statements.

                          CAR TRANSPORTERS CORPORATION
            (A WHOLLY-OWNED SUBSIDIARY OF AUTOMOTIVE SERVICES, INC.)

                            STATEMENTS OF CASH FLOWS

                                                              SIX-MONTHS
                                            YEAR ENDED       ENDED JUNE 30
                                           DECEMBER 31,  ----------------------
                                               1997        1997        1998
                                           ------------  ---------  -----------
                                                              (UNAUDITED)
Cash flows from operating activities:
 Net loss................................. $  (777,990)  $(281,132) $  (338,170)
 Adjustments to reconcile net loss to net
  cash provided by (used in) operating
  activities:
  Depreciation and amortization...........     355,246     160,579      215,273
  Amortization of non-compete.............      13,200       1,320          --
  Gain on sale of equipment...............     (21,571)        --           --
  Changes in current assets and
   liabilities:
   Increase in accounts receivable, net...    (649,969)   (695,354)    (208,963)
   Decrease (increase) in prepaid
    insurance and other prepaid expenses..     (12,631)   (150,484)      60,134
   Increase (decrease) in accounts
    payable...............................    (150,946)    247,789      360,080
   Increase (decrease) in accrued
    liabilities...........................     (75,100)   (270,260)      53,711
   Decrease in accrued claims.............     (27,951)     (8,146)     (61,411)
                                           -----------   ---------  -----------
    Net cash (used in) provided by
     operating activities.................  (1,347,712)   (995,688)      80,654
                                           -----------   ---------  -----------
Cash flows from investing activities:
 Purchase of property and equipment.......      (7,733)        --           --
 Proceeds from sale of equipment..........      39,634         --           --
 Decrease in other assets.................      (1,107)        --        (3,500)
 Cash paid for acquisitions...............         --          --    (1,413,314)
                                           -----------   ---------  -----------
    Net cash provided by (used in)
     investing activities.................      30,794         --    (1,416,814)
                                           -----------   ---------  -----------
Cash flows from financing activities:
 Proceeds from long-term debt.............   1,460,293     742,105    1,650,000
 Payments on long-term debt, notes payable
  and capital lease obligations...........    (662,462)   (276,026)    (424,339)
 Net borrowings under lines of credit.....     753,743     644,662     (159,457)
 Decrease in bank overdrafts..............    (199,521)   (153,882)     195,992
 Decrease in notes receivable.............      37,836      37,836          --
                                           -----------   ---------  -----------
    Net cash provided by financing
     activities...........................   1,389,889     994,695    1,262,196
                                           -----------   ---------  -----------
    Net increase (decrease) in cash.......      72,971        (993)     (73,964)
Cash at beginning of period...............         993         993       73,964
                                           -----------   ---------  -----------
Cash at end of period..................... $    73,964   $     --   $       --
                                           ===========   =========  ===========
Supplemental disclosure of cash flow
 information:
 Cash paid for interest................... $   741,058   $ 431,402  $   299,331
                                           ===========   =========  ===========

                See accompanying notes to financial statements.

                         CAR TRANSPORTERS CORPORATION
           (A WHOLLY-OWNED SUBSIDIARY OF AUTOMOTIVE SERVICES, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Description of Business

  Car Transporters Corporation (CTC) is a Washington Corporation founded in 1980 and is a wholly-owned subsidiary of Automotive Services, Inc. a Washington Corporation. CTC's primary business is transporting vehicles for dealers, leasing companies, auction companies and long-haul transporters in the Western United States. CTC operates approximately 60 vehicles. These financial statements include all costs of doing business of CTC.

 Unaudited Information

  The financial information included herein for the six-month periods ended June 30, 1997 and 1998 is unaudited; however, such information reflects all adjustments consisting only of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

 Revenue Recognition

  CTC operates as one segment related to the transportation of vehicles and equipment for customers.

  CTC's revenue is derived from customers who require transport of vehicles and equipment. Transport revenue is recognized upon the delivery of the vehicles and equipment to their final destination. Expenses related to the generation of revenue are recognized as incurred.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation and amortization is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases if shorter. For financial statement purposes, CTC provides for depreciation of property and equipment over the following estimated useful lives:

      Machinery and equipment....................................... 10-20 years
      Leasehold improvements........................................    10 years
      Furniture and fixtures........................................ 10-20 years

 Fair Value of Financial Instruments

  The Company's financial instruments consist of cash, accounts receivable, accounts payable and debt instruments. At December 31, 1997, the fair value of the Company's receivables approximated carrying value. At December 31, 1997, the fair value of the Company's debt instruments was approximately $3,000,000.

 Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                          CAR TRANSPORTERS CORPORATION
            (A WHOLLY-OWNED SUBSIDIARY OF AUTOMOTIVE SERVICES, INC.)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


 Accrued Claims

  CTC is responsible for damage incurred while transporting vehicles to their final destination. Damage incurred is identified upon delivery at final destination and CTC reimburses for the cost of repairs.

 Use of Estimates

  Management of CTC has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2) PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 1997 consist of the following:

   Machinery and equipment......................................... $ 3,251,888
   Leasehold improvements..........................................      12,568
   Furniture and fixtures..........................................      26,498
                                                                    -----------
                                                                      3,290,954
   Less accumulated depreciation and amortization..................  (1,485,446)
                                                                    -----------
                                                                    $ 1,805,508
                                                                    ===========

  Depreciation and amortization of property and equipment in 1997 totaled $355,246. CTC held equipment under capital leases of $728,571 at December 31, 1997.

(3) LINE OF CREDIT

  CTC has a line of credit to borrow up to $1,000,000 which is secured by eligible accounts receivable. Interest is charged at prime plus 6% (14.5% at December 31, 1997).

(4) DEBT

   Long-term debt consists of the following at December 31, 1997:
    Note payable to lending institution, payable in monthly
     installments plus interest of 16% through 2001. This note is secured by various equipment.................................. $  330,000
    Various notes payable due in varying amounts with maturities ranging from December of 2000 to December of 2005 with
     interest ranging from 8% to 16%. These notes are secured by various equipment.............................................  1,171,146
    Note payable to lending institution, payable in monthly
     installments plus interest of 18% through 2002................    600,000
    Various unsecured notes payable, due in varying amounts with maturities ranging from December of 1998 to December of 2002 with interest ranging from 9.25% to 36%.......................  1,585,272
                                                                    ----------
       Total long-term debt........................................  3,686,418
   Less current portion............................................   (411,300)
                                                                    ----------
                                                                    $3,275,118
                                                                    ==========

  (See Footnote 9 for subsequent event)

                         CAR TRANSPORTERS CORPORATION
           (A WHOLLY-OWNED SUBSIDIARY OF AUTOMOTIVE SERVICES, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


(5) CAPITAL LEASE OBLIGATIONS

  CTC leases certain vehicles under capital leases.

  At December 31, 1997 obligations under capital leases consist of the following:

Three capital leases net of interest, payable in monthly
 installments bearing interest at 11.5% through 2001. These leases are secured by the respective trucks and trailers acquired under the capital lease. ...............................................  $ 353,544
Capital lease net of interest, payable in monthly installments bearing interest at 18% through 2001. This lease is secured by the
 truck and trailer acquired under the capital lease. ..............     82,070
                                                                     ---------
                                                                       435,614
Less amount that represents imputed interest.......................   (108,211)
                                                                     ---------
                                                                       327,403
                                                                     ---------
Less current portion...............................................   (152,136)
                                                                     ---------
                                                                     $ 175,267
                                                                     =========

  (See Footnote 9 for subsequent event)

(6) OPERATING LEASES

  CTC leases certain land and buildings used for its operations under operating lease agreements expiring in 2006. Total rent expense for 1997 was $60,989.

  Future annual minimum operating lease payments at December 31, 1997 are:

   1998................................................................ $ 61,506
   1999................................................................   63,350
   2000................................................................   65,244
   2001................................................................   67,198
   2002................................................................   69,212
   Thereafter..........................................................  281,931
                                                                        --------
                                                                        $608,441
                                                                        ========

(7) INCOME TAXES

  The Company incurred a loss for both financial reporting and tax return purposes and as such, there was no current or deferred tax provision for the year ended December 31, 1997.

  At December 31, 1997, CTC's long-term deferred tax asset/liability consists of:

   Deferred tax asset:
     Net operating loss carryforward................................ $1,614,089
   Deferred tax liability:
     Fixed assets, due to depreciation..............................    259,360
                                                                     ----------
       Net..........................................................  1,354,729
   Valuation allowance.............................................. (1,354,729)
                                                                     ----------
       Total........................................................ $      --
                                                                     ==========

                         CAR TRANSPORTERS CORPORATION
           (A WHOLLY-OWNED SUBSIDIARY OF AUTOMOTIVE SERVICES, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


  CTC's net operating loss carryforwards (NOL's) of approximately $4,747,000 expire at various times in the future. At December 31, 1997, a valuation allowance has been provided against the deferred tax assets, as it is uncertain that the deferred tax assets will be realized since the Company has incurred substantial operating losses.

  The following table reconciles the expected tax benefit (expense) at the Federal statutory tax rate to the actual tax provision:

   Federal statutory rate............................................ $ 264,517
   NOL's for which no benefit is recognized..........................  (264,517)
                                                                      ---------
     Provision for income taxes...................................... $     --
                                                                      =========

(8) SIGNIFICANT CUSTOMER

  CTC has one significant customer that accounts for approximately 30% of total sales. As of December 31, 1997 this customer had an outstanding accounts receivable balance of $302,004.

(9) SUBSEQUENT EVENTS

  During February of 1998, the Company acquired equipment from Spokane Auto Transport for approximately $865,000 of cash. The aggregate purchase price, over the fair value of equipment acquired of approximately $361,000, was recognized as goodwill and is being amortized over 15 years on a straight-line basis. In March of 1998, the Company acquired equipment from All West Auto Transport for $550,000 of cash. The aggregate purchase price, over the fair value of equipment acquired of approximately $150,000, was recognized as goodwill and is being amortized over 15 years on a straight-line basis. These assets were included in the sale to United Road Services, Inc.

  During July 1998, CTC completed an asset purchase transaction with United Road Services, Inc. (URS) whereby CTC sold all of its assets, properties and business to URS. URS also assumed all current liabilities and indebtedness of CTC. The assets sold to URS included receivables, fixed assets and tangible personal property, customer accounts, cash and cash equivalents, prepaids, leasehold interests, proprietary rights, licenses and permits and other assets.

  Subsequent to the closing of the asset purchase transaction, URS has paid off all outstanding indebtedness.